Exhibit 99.2
[INVESTOR PRESENTATION]

PowerSecure International, Inc. POWR (NASDAQ) Investor Presentation Q4 - 2007

Forward Looking Statements All forward-looking statements made in this presentation are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are all statements other than statements of historical facts and include beliefs, opinions, estimates, and projections about future business developments and opportunities and financial guidance, are not guarantees of future performance or events but are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied, including risks and uncertainties set forth in the Company's SEC filings. The forward-looking statements in this presentation speak only as of the date hereof, and the Company assumes no duty or obligation to update or revise any forward-looking statements.

What is PowerSecure? Helping Meet the Energy Needs of Businesses, Institutions and Governmental Entities in an Environmentally Responsible Manner. Distributed Generation Energy Conservation Utility Infrastructure

PowerSecure's Business Traditional Utility Central Power Plant High Voltage Transmission Substation (reduce Voltage) Low Voltage Distribution Customer PowerSecure Interactive Distributed Generation (IDG)(r) Operations Center Onsite Generator Monitor Grid Dispatch Generation Congestion Mgmt Manage Service and Maintenance Alarms Manage Fuel Report Outages to Utilities Dispatch and Control Via Ethernet

Market Opportunity It is very large The annual market for electricity sales by utilities is approximately $300 billion Peak Shaving, Demand Response and Energy Conservation represent significant opportunities for a portion of the overall annual electricity sales market Assuming 5%, the annual market is $15 billion The market environment is very receptive to our solutions Rising cost of power Needs of public and private utilities Growing federal market Promise of new technologies

PowerSecure's Market Coverage Projects completed in over 20 states Proactively marketing in 9 states Heavy concentration in the Southeast Goal is to cover all 48 contiguous states

PowerSecure and Energy Conservation EnergyLite Helps C&I customers use energy more efficiently Foundation laid in starting the business (18 months old) Breakeven Status, expecting profitability in 2008 EfficientLights LED lighting solution for freezer cases in grocery stores Market estimated to exceed $1 billion for this solution Pilot/Demo sites already installed at retailers representing 18% of the market opportunity

PowerSecure's Long-term Focus Utility Focused Helping Utilities and their customers manage their peak demand Distributed Generation Load Curtailment Help Utilities and their customers use energy more efficiently (energy conservation) Help Utilities with their infrastructure needs associated with generating and delivering electricity (design/build transmission, distribution and substations) Recurring Revenue Develop and Implement business model based on recurring revenue National Accounts Continue to serve and deepen penetration of National Accounts

The Competition Comverge (COMV) Smart Grid Solutions Group Grid reliability Demand response, smart metering, software solutions Alternative Energy Resources Group Virtual peaking capacity programs Remote equipment curtailment Financial FY06 Revenue: $33.8M GrProfit: $16.9 Net Income: ($6.1M) Market Cap: $541 M (11/9/07) EnerNOC (ENOC) Demand response and energy mgmt solutions Ops Ctr - remote mgmt end use customers for capacity and demand available to grid operators Financial FY06 Revenue: $26.1M Gross Profit: $9.7 Net Income: ($5.7M) Market Cap: $817 M (11/9/07)

PowerSecure Vs. COMV and ENOC 2004 2005 2006 Comverge 17264000 23351000 33873000 enerNOC 819000 9826000 26100000 PowerSecure 18630000 30200000 99543000 2004 2005 2006 Comverge -9029000 -7927000 -5660000 enerNOC -1907000 -1784000 -5626000 PowerSecure 1342000 2639000 10453000 Revenue Operating Income Market Capitalization * Market caps as of 11/9/07; PowerSecure assumes $40 million of POWR's overall market cap is associated with non-PowerSecure assets.

Value Added In Monitoring Grid Incentive Paid Per KW of Reduced Demand Low Respond (Curtailment only, simply Respond to utility request) Proactive (monitor grid and dispatch for utility) High Commodity Low-Hanging Fruit Differentiated Competitor Valued Partner PowerSecure's Differentiation PowerSecure EnerNOC Comverge

Momentum is Building Sharpening our Focus and Direction Interest in Demand Response, Distributed Generation and Energy Conservation is increasing Gaining Sales Through Existing and New Utility Partners Growing Backlog Debt free Capitalize on Core Operation of PowerSecure Expanded focus on National Account sales Establishing traction in energy conservation business (EnergyLite and EfficientLights) Evaluating Value of Non-core assets

Appendix NASDAQ: POWR Recent price (11-9-07): $13.99 52-week range: $10.34 - $ 17.19 TTM revenues: $115 million TTM Non-GAAP EPS (diluted)*: $0.54 Shares outstanding (diluted): 17.2 million Average daily volume (3 mos.): 112,000 Market cap (11-9-07): $226 million Stockholders' equity (9/30/07): $50.7 million *Non-GAAP EPS from continuing operations consists of the Company's income from continuing operations, before second quarter 2007 restructuring charges, and is further explained in our second quarter 2007 earnings release.